SCHEDULE I

   To the Distribution and Service Plan, dated March 27, 2000, of The Victory
                                   Portfolios

This Distribution and Service Plan shall be adopted with respect to the Shares of the following Funds of The Victory Portfolios:

1.      Balanced Fund, Class A Shares
2.      Convertible Securities Fund, Class A Shares
3.      Diversified Stock Fund, Class A Shares
4.      Established Value Fund, Class A Shares
5.      Financial Reserves Fund, Class A Shares
6.      Fund for Income, Class A Shares
7.      Growth Fund, Class A Shares
8.      Institutional Money Market Fund, Investor and Select Shares
9.      Intermediate Income Fund, Class A Shares
10.     International Growth Fund, Class A Shares
11.     Investment Quality Bond Fund, Class A Shares
12.     Lakefront Fund, Class A Shares
13.     LifeChoice Conservative Investor Fund, Class A Shares
14.     LifeChoice Growth Investor Fund, Class A Shares
15.     LifeChoice Moderate Investor Fund, Class A Shares
16.     Limited Term Income Fund, Class A Shares
17.     Nasdaq-100 Index Fund, Class A and G Shares
18.     National Municipal Bond Fund, Class A Shares
19.     New York Tax-Free Fund, Class A Shares
20.     Ohio Municipal Bond Fund, Class A Shares
21.     Real Estate Investment Fund, Class A Shares
22.     Small Company Opportunity Fund, Class A Shares
23.     Special Value Fund, Class A Shares
24.     U.S. Government Obligations Fund, Investor Shares
25.     Value Fund, Class A Shares

As of May 23, 2000